UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     March 29, 2013 (March 26, 2013)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code:     (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 26, 2013, Torchmark Corporation received a letter from director Wesley D. Protheroe resigning effectively immediately for personal reasons from the Torchmark Board of Directors and its Audit Committee, to which he had been appointed. Mr. Protheroe also informed Torchmark that he refused to stand for re-election to the Board of Directors at the April 25, 2013 Annual Meeting of Stockholders of Torchmark and if, despite his refusal, nevertheless, he was elected to the Torchmark Board of Directors at that meeting, he resigned effective immediately following such election. He indicated in his resignation letter that his resignation and refusal to stand for re-election were solely due to personal reasons and were not due to a disagreement with Torchmark or any of its subsidiaries on any matters related to their operations, policies or practices.

Item 8.01 Other Events.

After receipt of Wesley D. Protheroe’s resignation from the Torchmark Board of Directors, the Board of Directors acted by unanimous written consent to reduce the number of directors to thirteen persons effective immediately and to twelve persons, effective upon the scheduled retirement of Sam R. Perry immediately prior to the Annual Meeting of Shareholders on April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: March 29, 2013	/s/ Carol A. McCoy
Carol A. McCoy, Vice President, Associate Counsel and Secretary